UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549-1004
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (date of earliest event reported): JULY 10, 2007
CIPHERGEN BIOSYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-31617 (Commission File Number)	33-059-5156 (I.R.S. Employer Identification Number)
6611 Dumbarton Circle
Fremont, CA 94555
(Address of principal executive offices)
(510) 505-2100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 7.01 REGULATION FD DISCLOSURE
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On July 10, 2007, Ciphergen Biosystems, Inc. (“Ciphergen”) entered into a license and settlement agreement (the “Agreement”) with Health Discovery Corporation (“HDC”) (OTCBB:HDVY) pursuant to which it licensed more than 25 patents covering HDC’s support vector machine technology for use with SELDI technology. Under the terms of the Agreement, Ciphergen receives a worldwide, royalty-free, non-exclusive license for life sciences and diagnostic applications of the technology and has access to any future patents resulting from the underlying intellectual property in conjunction with use of SELDI systems. Pursuant to the Agreement, Ciphergen will pay HDC a total of $600,000, payable as follows: $200,000 upon entry into the agreement (the “Signing Date”), $100,000 three months following the Signing Date, $150,000 twelve months following the Signing Date and $150,000 twenty-four months following the Signing Date. The agreement settles all disputes between the companies.
     The foregoing description of the terms of the Agreement is qualified in its entirety by reference to the copy of the Agreement, filed as Exhibit 10.1 to this report, and incorporated by reference herein.
ITEM 7.01 REGULATION FD DISCLOSURE
     The information disclosed in Item 1.01 hereof is incorporated by reference into this item 7.01. A copy of Ciphergen’s press release announcing entry into the Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)      EXHIBITS.

EXHIBIT NO.	DESCRIPTION
10.1	Settlement Agreement dated July 10, 2007 between Ciphergen Biosystems, Inc. and HDC

99.1	Press release issued by Ciphergen Biosystems, Inc. on July 10, 2007

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIPHERGEN BIOSYSTEMS, INC. (Registrant)
Date: July 11, 2007	By:	/s/ DEBRA A. YOUNG
Debra A. Young
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
10.1	Settlement Agreement dated as of July 10, 2007 between Ciphergen Biosystems, Inc. and HDC

99.1	Press release issued by Ciphergen Biosystems, Inc. on July 10, 2007